EXHIBIT 4


                     AMENDMENT TO RIGHTS AGREEMENT


           This AMENDMENT, dated as of February 3, 1998, is between Digital Equipment Corporation, a Massachusetts corporation (the
 "Company"), and First Chicago Trust Company of New York, as rights agent (the "Rights Agent").

                                RECITALS

           A. The Company and the Rights Agent are parties to a Rights Agreement dated as of December 11, 1989 (the "Rights Agreement").

           B. Compaq Computer Corporation, a Delaware corporation ("Parent") and the Company have entered into an Agreement and Plan of Merger dated as of January 25, 1998, as it may be amended from time to time (the "Merger Agreement"), pursuant to which a newly formed and wholly-owned subsidiary of Parent will merge with and into the Company (the "Merger"). The Board of Directors of the Company has approved the Merger Agreement and the Merger.

           C. Pursuant to Section 26 of the Rights Agreement, the Board of Directors of the Company has determined that an amendment to the Rights Agreement as set forth herein is necessary and desirable in connection with the Merger and the Company and the Rights Agent desire to evidence such amendment in writing.

           Accordingly, the parties agree as follows:

           1. AMENDMENT OF SECTION 1(u). Section 1(u) of the Rights Agreement is hereby amended to add the following sentence at the end thereof:

           "Parent (as defined herein), Merger Subsidiary (as defined herein), and each of their respective existing or future Affiliates or Associates shall each be deemed to be an Exempt Person solely by virtue of and in connection with (i) the execution of the Merger Agreement (as defined herein), (ii) the acquisition of Common Stock or other capital stock of the Company pursuant to the Merger Agreement or the consummation of the Merger (as defined herein) or (iii) the consummation of the other transactions contemplated by the Merger Agreement."

           2. AMENDMENT OF SECTION 1(uu). Section 1(uu) of the Rights Agreement is hereby amended to add the following proviso at the end thereof:

           "; provided, however, that no Triggering Event shall result solely by virtue of (i) the execution of the Merger Agreement, (ii) the acquisition of Common Stock or other capital stock of the Company pursuant to the Merger Agreement or the consummation of the Merger or (iii) the consummation of the other transactions contemplated by the Merger Agreement."

           3.   AMENDMENT OF SECTION 1.  Section 1 of the Rights
 Agreement is hereby further amended to add the following subparagraphs at the end thereof:

                (vv) "Merger" shall have the meaning set forth in the Merger Agreement.

                (ww) "Merger Agreement" shall have the meaning set forth in Section 34 hereof.

                (xx) "Merger Subsidiary" shall have the meaning set forth in Section 34 hereof.

                (yy)  "Parent" shall have the meaning set forth in
           Section 34 hereof.

           4. AMENDMENT OF SECTION 3(a). Section 3(a) of the Rights Agreement is hereby amended to add the following sentence at the end thereof:

           "Notwithstanding anything in this Rights Agreement to the contrary, a Distribution Date shall not be deemed to have occurred solely by virtue of (i) the execution of the Merger Agreement, (ii) the acquisition of Common Stock or other capital stock of the Company pursuant to the Merger Agreement or the consummation of the Merger or (iii) the consummation of the other transactions contemplated by the Merger Agreement."

           5. AMENDMENT OF SECTION 7(a). Section 7(a) of the Rights Agreement is amended to add the following sentence at the end thereof:

           "Notwithstanding anything in this Rights Agreement to the contrary, none of (i) the execution of the Merger Agreement,
           (ii) the acquisition of Common Stock or other capital stock of the Company pursuant to the Merger Agreement or the consummation of the Merger or (iii) the consummation of the other transactions contemplated by the Merger Agreement shall be deemed to be events that cause the Rights to become exercisable pursuant to the provisions of this Section 7 or otherwise."

           6. AMENDMENT OF SECTION 11. Section 11 of the Rights Agreement is amended to add the following sentence after the first sentence of said Section:

           "Notwithstanding anything in this Rights Agreement to the contrary, none of (i) the execution of the Merger Agreement,
           (ii) the acquisition of Common Stock or other capital stock of the Company pursuant to the Merger Agreement or the consummation of the Merger or (iii) the consummation of the other transactions contemplated in the Merger Agreement shall be deemed to be events of the type described in this Section 11 or to cause the Rights to be adjusted or to become exercisable in accordance with this Section 11."

           7. AMENDMENT OF SECTION 13. Section 13 of the Rights Agreement is amended to add a new paragraph (e) at the end thereof:

           "(e) Notwithstanding anything in this Rights Agreement to the contrary, none of (i) the execution of the Merger Agreement, (ii) the acquisition of Common Stock or other capital stock of the Company pursuant to the Merger Agreement or the consummation of the Merger or (iii) the consummation of the other transactions contemplated in the Merger Agreement shall be deemed to be events of the type described in this Section 13 or to cause the Rights to be adjusted or to become exercisable in accordance with this Section 13."

           8. ADDITION OF SECTION 34. The Rights Agreement is hereby modified, supplemented and amended to add the following new Section 34:

           "Section 34.  Merger With Merger Subsidiary.

                The Company and Compaq Computer Corporation, a Delaware corporation ("Parent"), have entered into an Agreement and Plan of Merger, dated as of January 25, 1998 as it may be amended from time to time (the "Merger Agreement"), pursuant to which a newly formed and wholly-owned subsidiary of Parent ("Merger Subsidiary"), shall merge with and into the Company. Notwithstanding anything in this Rights Agreement to the contrary, if the Merger Agreement shall be terminated for any reason, then (a) the last sentence of Section 1(u) hereof shall be deemed repealed and deleted without any further action on the part of the Company or the Rights Agent and (b) the proviso at the end of Section 1(uu) hereof shall be deemed repealed and deleted without any further action on the part of the Company or the Rights Agent."

           9. EFFECTIVENESS. This Amendment shall be deemed effective as of the date first written above, as if executed on such date.
 Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

           10. MISCELLANEOUS. This Amendment shall be deemed to be a contract made under the laws of the Commonwealth of Massachusetts and for all purposes shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts to be made and performed entirely within the Commonwealth of Massachusetts without giving effect to the principles of conflict of laws thereof. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

           EXECUTED under seal as of the date first set forth above.


 Attest:                                   DIGITAL EQUIPMENT CORPORATION


 /s/ Gail Mann                             By: /s/ Thomas C. Siekman
----------------------------------            ----------------------------
 Name:  Gail Mann                             Name:  Thomas C. Siekman
 Title: Vice President, Assistant             Title: Senior Vice President
        General Counsel, Secretary                   & General Counsel
        and Clerk


 Attest:                                   RIGHTS AGENT:  FIRST CHICAGO
                                           TRUST COMPANY OF NEW YORK


 /s/ G. Carlo Clampaglia                   By: /s/ Charles D. Keryc
----------------------------------            ----------------------------
 Name: G. Carlo Clampaglia                     Name:  Charles D. Keryc
 Title:  Asst. Vice President                  Title: Vice President